Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-152620 on Form S-3; and No. 333-27157, No. 333-77457, No. 333-112877, No. 333-112878, No. 333-112880, No. 333-136087, No. 333-159073, and No. 333-195837 on Forms S-8, as amended, of Brunswick Corporation and in the related Prospectuses of our reports dated February 20, 2015, relating to the financial statements and financial statement schedule of Brunswick Corporation, and the effectiveness of Brunswick Corporation's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Brunswick Corporation for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
February 20, 2015

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-152620; and Forms S-8, No. 333-27157, No. 333-77457, No. 333-112877, No. 333-112878, No. 333-112880, No. 333-136087, No. 333-159073, and No. 333-195837), as amended, of Brunswick Corporation and in the related Prospectuses of our report dated February 14, 2014, except for Note 2, as to which the date is February 20, 2015, with respect to the consolidated financial statements and schedule of Brunswick Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ ERNST & YOUNG LLP
Chicago, Illinois
February 20, 2015